Morgan Stanley Financials Conference June 10, 2014 David Turner Chief Financial Officer Exhibit 99.1

Well positioned for growth 2 (1) Based on ending balances (2) Non-GAAP – See appendix for reconciliation Note: Peer banks include BBT, CMA, FHN, FITB, HBAN, KEY, MTB, PNC, STI, USB, WFC, ZION Source: SNL Financial Liquidity Loan to deposit ratio(1) 78.5% 81.0% 88.1% 89.9% 1Q13 2Q13 3Q13 4Q13 1Q14 Building shareholder value Capital Tier 1 Common ratio(2) Tangible book value(2) 11.2% 11.4% 10.1% 10.6% 1Q13 2Q13 3Q13 4Q13 1Q14 Regions Peer Median $6.42 $7.81 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14

Solid balance sheet 3 $94,133 $92,454 $92,321 $92,453 $93,393 87.0% 88.3% 89.1% 89.5% 90.1% 1Q13 2Q13 3Q13 4Q13 1Q14 Total Deposits Low Cost Deposits / Total Deposits ($ in millions) Deposits(1) ($ in millions) Loans(1) $73,936 $74,990 $75,892 $74,609 $75,680 1Q13 2Q13 3Q13 4Q13 1Q14 (1) Based on ending balances (2) Regions transferred $686 million of restructured residential first mortgage loans to loans held for sale during the fourth quarter of 2013. These loans were subsequently sold during the first quarter of 2014. (2)

$7,322 $7,014 $6,930 $6,750 $6,992 1Q13 2Q13 3Q13 4Q13 1Q14 $2,483 $2,693 $2,889 $3,075 $3,253 1Q13 2Q13 3Q13 4Q13 1Q14 $96 $99 $112 $141 $161 1Q13 2Q13 3Q13 4Q13 1Q14 Credit card sales ($ in millions) Loan Highlights 4 Commercial and industrial loans(1) ($ in millions) Investor real estate lending(1) ($ in millions) (1) Based on ending balances ($ in millions) $27,602 $28,954 $29,863 $29,413 $30,466 1Q13 2Q13 3Q13 4Q13 1Q14 Indirect loans(1)

Continued progress Net interest margin growth 5 Deposit costs improvement Note: Peer banks include BBT, CMA, FHN, FITB, HBAN, KEY, MTB, PNC, STI, USB, WFC, ZION Source: SNL Financial 3.13% 3.26% 3.41% 3.21% 1Q13 2Q13 3Q13 4Q13 1Q14 Regions Peer Average 0.18% 0.12% 0.24% 0.19% 1Q13 2Q13 3Q13 4Q13 1Q14 Regions Peer Median Funding costs 45 bps 40 bps 35 bps 34 bps 33 bps 1Q13 2Q13 3Q13 4Q13 1Q14

Non-interest revenue

- Expected to trend up from 1Q14
- Achieved net checking account growth in all market areas and grew quality households in all business groups in 1Q14, driven by REGIONS 360 philosophy
- Mix of new mortgages continues to be driven by new home purchases
  - MBA projects overall market production will be down 40% in 2014 while RF is expected to be down only 20%-25%
- Currently evaluating a number of posting order options
- In order to meet customer needs, plans are underway to expand small credit product offerings



Non-interest revenue
($ in millions)
$501
$497
$495
$526
$438
83
86
72
76
184
85
87
69
81
175
60
111
52
82
190
134
84
43
80
185
57
89
40
79
173
1Q13
2Q13
3Q13
4Q13
1Q14
Other
Wealth Management Income (2)
Mortgage Income
Card and ATM fees (1)
Service charges on deposit accounts

(1) "Card and ATM fees" line item represents the combined amounts of credit card/bank card income and debit card and ATM related revenue. Credit card/bank card income was previously reported as a separate line item. Debit card and ATM related revenue was previously included in "service charges on deposit accounts" line item. All prior periods presented have been reclassified to conform to this presentation.

(2) Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

REGIONS 6

Product and services innovation 7 Online / Mobile Contact Center Retail • Two Way Video Banker • Tablets • Universal Banker • Teller Kiosk • Deposit Secured Line of Credit • Intelligent Routing • Automated Phone System Personalization • Digital Wallet (Visa) • Small Business Mobile Deposits • Small Business Online • Online Banking Platform Upgrade Products & Services

Channel optimization 8 Continued Branch Rationalization Mobile Banking interactions increased 59% in 2013 81% of sales occur in a branch Branch transactions down 8% in 2013 Channel Integration

Expense management 9 2.87% 2.91% 3.14% 3.00% 1Q13 2Q13 3Q13 4Q13 1Q14 Regions Peer Median 64.9% 66.9% 64.4% 65.5% 1Q13 2Q13 3Q13 4Q13 1Q14 Regions Peer Median Efficiency ratio(1) Non-interest expense* / average assets(1) (1) Non-GAAP – See appendix for reconciliation *Annualized Peer banks include: BBT, CMA, FHN, FITB, HBAN, KEY, MTB, PNC, STI, USB, WFC, ZION Source: SNL Financial • One of the lowest non-interest expense to average assets ratio among peers at 2.91%(1) • Began the use of Six Sigma approach in 2013 – several initiatives underway • Consistently reduced full year adjusted expenses since 2009 • Expect efficiency ratio to drift down from the 1Q14 level $3,666 $3,532 $3,471 $3,432 2010 2011 2012 2013 Full year adjusted expenses(1) ($ in millions)

Net charge-offs and ratio ($ in millions) Allowance for loan losses / total loans 127 151 $180 $144 $114 $278 $82 0.99% 0.77% 0.60% 0.67% 0.44% 1Q13 2Q13 3Q13 4Q13 1Q14 Net Charge-Offs related to loan transfer Adjusted Net Charge-Offs ratio (1) See GAAP to non-GAAP reconciliation in appendix Peer banks include: BBT, CMA, FHN, FITB, HBAN, KEY, MTB, PNC, STI, USB, WFC, ZION Source: SNL Financial (1) (1) 10 2.37% 1.67% 1.81% 1.64% 1Q13 2Q13 3Q13 4Q13 1Q14 Regions Peer Median Asset Quality Net charge-offs have declined 54% Credit leverage remains

A Solid Start to 2014 1Q14 Accomplishments • Achieved quality household growth • Achieved net checking account and credit card growth in all 19 market areas •Received no objection to capital plan 1Q14 Results • Experienced $1.1 billion in loan growth • Largest linked quarter loan growth in almost 6 years •Net charge-off ratio of 0.44% – lowest level since 3Q07 11 (1) Non-GAAP; see appendix for reconciliation Outlook • Prolonged low interest rate environment • Evolving regulatory environment • Leverage to grow customer relationships across business groups by 2% to 4% • Loan growth of 3% to 5% •Deposit growth of 1% to 2% • Relatively stable net interest margin • 2014 adjusted expenses(1) lower than 2013 adjusted expenses(1) •Committed to generating positive operating leverage

Appendix 12

Non-GAAP reconciliation: Tier 1 common

The following table provides calculations of Tier 1 capital (regulatory) and "Tier 1 common equity" (non-GAAP). Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank's capital adequacy based on Tier 1 capital, the calculation of which is prescribed in amount by federal banking regulations. In connection with the Company's Comprehensive Capital Analysis and Review ("CCAR"), these regulators are supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not prescribed in amount by federal banking regulations (under Basel I), analysts and banking regulators have assessed Regions' capital adequacy using the Tier 1 common equity measure. Because Tier 1 common equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations (under Basel I), this measure is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions' disclosed calculations. Since analysts and banking regulators may assess Regions' capital adequacy using Tier 1 common equity, management believes that it is useful to provide investors the ability to assess Regions' capital adequacy on this same basis.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity (non-GAAP). Tier 1 common equity (non-GAAP) is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio (non-GAAP). The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

($ amounts in millions)		As of and for Quarter Ended				
		3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
TIER 1 COMMON RISK-BASED RATIO—CONSOLIDATED						
Stockholders' equity (GAAP)		$ **16,132**	$ 15,768	$ 15,489	$ 15,329	$ 15,740
Accumulated other comprehensive (income) loss		**229**	319	411	478	12
Non-qualifying goodwill and intangibles		**(4,804)**	(4,798)	(4,804)	(4,812)	(4,819)
Disallowed servicing assets		**(29)**	(31)	(30)	(30)	(37)
Qualifying non-controlling interests		**—**	—	—	—	93
Qualifying trust preferred securities		**—**	—	—	3	501
Tier 1 capital (regulatory)		$ **11,528**	$ 11,258	$ 11,066	$ 10,968	$ 11,490
Qualifying non-controlling interests		**—**	—	—	—	(93)
Qualifying trust preferred securities		**—**	—	—	(3)	(501)
Preferred stock		**(442)**	(450)	(458)	(466)	(474)
Tier 1 common equity (non-GAAP)	A	$ **11,086**	$ 10,808	$ 10,608	$ 10,499	$ 10,422
Risk-weighted assets (regulatory)	B	**97,418**	96,416	96,486	94,640	92,787
Tier 1 common risk-based ratio (non-GAAP)	A/B	**11.4 %**	11.2%	11.0%	11.1%	11.2%

REGIONS 13

Non-GAAP reconciliation: Tangible book value 14 ($ amounts in millions, except per share data) 3/31/2014 12/31/2013 9/30/2013 6/30/2013 3/31/2013 TANGIBLE COMMON RATIOS—CONSOLIDATED Stockholders’ equity (GAAP) $ 16,132 $ 15,768 $ 15,489 $ 15,329 $ 15,740 Less: Preferred equity (GAAP) 442 450 458 466 474 Intangible assets (GAAP) 5,110 5,111 5,123 5,134 5,147 Deferred tax liability related to intangibles (GAAP) (186) (188) (189) (187) (189) Tangible common stockholders’ equity (non-GAAP) A $ 10,766 $ 10,395 $ 10,097 $ 9,916 $ 10,308 Total assets (GAAP) $ 117,933 $ 117,396 $ 116,864 $ 118,707 $ 119,718 Less: Intangible assets (GAAP) 5,110 5,111 5,123 5,134 5,147 Deferred tax liability related to intangibles (GAAP) (186) (188) (189) (187) (189) Tangible assets (non-GAAP) B $ 113,009 $ 112,473 $ 111,930 $ 113,760 $ 114,760 Shares outstanding—end of quarter C 1,378 1,378 1,378 1,395 1,413 Tangible common stockholders’ equity to tangible assets (non-GAAP) A/B 9.53% 9.24% 9.02% 8.72% 8.98 % Tangible common book value per share (non-GAAP) A/C $ 7.81 $ 7.54 $ 7.32 $ 7.11 $ 7.29 The following table provides calculations of end of period “tangible common stockholders’ equity” ratios and a reconciliation of stockholders’ equity (GAAP) to tangible common stockholders’ equity (non-GAAP). Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity measure. Because tangible common stockholders’ equity is not formally defined by GAAP, this measure is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculation. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. 12/31/2012 9/30/2012 6/30/2012 3/31/2012 $ 15,499 $ 14,901 $ 14,455 $ 17,534 482 - - 3,429 5,161 5,181 5,207 5,236 (191) (195) (201) (195) $ 10,047 $ 9,915 $ 9,449 $ 9,064 $ 121,347 $ 121,798 $ 122,345 $ 128,282 5,161 5,181 5,207 5,236 (191) (195) (201) (195) $ 116,377 $ 116,812 $ 117,339 $ 123,241 1,413 1,413 1,413 1,412 8.63% 8.49% 8.04% 7.35% $ 7.11 $ 7.02 $ 6.69 $ 6.42 As of and for Quarter Ended

Non-GAAP reconciliation: Non-interest expense, efficiency ratio and non-interest expense to average assets ratio

The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. The table also shows the fee income ratio (non-GAAP), generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue (GAAP). Adjustments are made to arrive at adjusted total revenue (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		Quarter Ended								
($ amounts in millions)		3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013	1Q14 vs. 4Q13		1Q14 vs. 1Q13	
Non-interest expense (GAAP)		$ 817	$ 946	$ 884	$ 884	$ 842	$ (129)	(13.6)%	$ (25)	(3.0)%
Adjustments:										
Loss on early extinguishment of debt		—	—	(5)	(56)	—	—	NM	—	NM
Regulatory charge		—	(58)	—	—	—	58	(100.0)%	—	NM
Branch consolidation and property and equipment charges		(6)	(5)	—	—	—	(1)	20.0 %	(6)	NM
Gain on sale of TDRs held for sale, net		35	—	—	—	—	35	NM	35	NM
Adjusted non-interest expense (non-GAAP)	A	$ 846	$ 883	$ 879	$ 828	$ 842	$ (37)	(4.2)%	$ 4	0.5 %
Net interest income (GAAP)		$ 816	$ 832	$ 824	$ 808	$ 798	$ (16)	(1.9)%	$ 18	2.3 %
Taxable-equivalent adjustment		15	14	14	13	13	1	7.1 %	2	15.4 %
Net interest income, taxable-equivalent basis		831	846	838	821	811	(15)	(1.8)%	20	2.5 %
Non-interest income (GAAP)		438	526	495	497	501	(88)	(16.7)%	(63)	(12.6)%
Adjustments:										
Leveraged lease termination gains, net		(1)	(39)	—	—	—	38	(97.4)%	(1)	NM
Securities gains, net		(2)	—	(3)	(8)	(15)	(2)	NM	13	(86.7)%
Gain on sale of other assets[(1)]		—	—	(24)	—	—	—	NM	—	NM
Adjusted non-interest income (non-GAAP)	B	435	487	468	489	486	(52)	(10.7)%	(51)	(10.5)%
Adjusted total revenue (non-GAAP)	C	$ 1,266	$ 1,333	$ 1,306	$ 1,310	$ 1,297	$ (67)	(5.0)%	$ (31)	(2.4)%
Adjusted efficiency ratio (non-GAAP)	A/C	66.9 %	66.3 %	67.3 %	63.1 %	64.9 %				
Adjusted fee income ratio (non-GAAP)	B/C	34.4 %	36.5 %	35.9 %	37.3 %	37.5 %				
Average assets from continuing operations	D	$117,828	$116,963	$116,917	$118,248	$119,123				
Adjusted non-interest expense to average assets ratio (non-GAAP)*	A/D	2.91%	3.00%	2.98%	2.81%	2.87%				

NM – Not Meaningful
*Annualized
(1) Gain on sale of a non-core portion of a Wealth Management business.

REGIONS

15

Non-GAAP reconciliation: Non-interest expense – full year

Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP). Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

.

	Year Ended December 31				
	2013	2012	2011	2010	2009
	(In millions, except per share data)				
Non-interest expense from continuing operations (GAAP)	$ 3,556	$ 3,526	$ 3,862	$ 3,859	$ 3,785
Significant items:					
Loss on early extinguishment of debt	(61)	(11)	—	(108)	—
Goodwill impairment	—	—	(253)	—	—
FDIC special assessment	—	—	—	—	(64)
Regulatory charge[1]	(58)	—	—	(75)	—
Securities impairment, net	—	(2)	(2)	(2)	(75)
Branch consolidation and property and equipment charges	(5)	—	(75)	(8)	(53)
REIT investment early termination costs[2]	—	(42)	—	—	—
Adjusted non-interest expense (non-GAAP)	$ 3,432	$ 3,471	$ 3,532	$ 3,666	$ 3,593

(1) In the fourth quarter of 2013, Regions recorded a non-tax deductible charge of $58 million related to previously disclosed inquiries from government authorities concerning matters from 2009. Regions is in discussions with banking supervisors to resolve their inquiries on these matters. In the second quarter of 2010, Regions recorded a $200 million charge to account for a probable, reasonably estimable loss related to a pending settlement of regulatory matters. $75 million of the regulatory charge related to continuing operations.

(2) In the fourth quarter of 2012, Regions entered into an agreement with a third party investor in Regions Asset Management Company, Inc., pursuant to which the investment was fully redeemed. This resulted in extinguishing a $203 million liability, including accrued, unpaid interest, as well as incurring early termination costs of approximately $42 million on a pre-tax basis ($38 million after tax).

REGIONS 16

Non-GAAP reconciliation: Net charge-off ratio Select calculations for annualized net charge-offs as a percentage of average loans are presented in the table below. During the fourth quarter of 2013, Regions made the strategic decision to transfer certain primarily accruing restructured residential first mortgage loans to loans held for sale. These loans were marked down to fair value through net charge-offs upon transfer to held for sale. Management believes that excluding the incremental increase to net charge-offs from the affected net charge-off ratios will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. . *Annualized 17 As of and for Quarter Ended ($ amounts in millions) 3/31/2014 12/31/2013 9/30/2013 6/30/2013 3/31/2013 Total net charge-offs (GAAP) A $ 82 $ 278 $ 114 $ 144 $ 180 Less: Net charge-offs associated with transfer to loans held for sale — 151 — — — Adjusted net charge-offs (non-GAAP) B $ 82 $ 127 $ 114 $ 144 $ 180 Total average loans (GAAP) C $ 75,139 $ 75,843 $ 75,359 $ 74,549 $ 73,919 Add: Average balances of residential first mortgage loans transferred to loans held for sale — 74 — — — Adjusted total average loans (non-GAAP) D $ 75,139 $ 75,917 $ 75,359 $ 74,549 $ 73,919 Total net charge-off percentage (GAAP)* A/C 0.44% 1.46% 0.60% 0.77% 0.99 % Adjusted total net charge-off percentage (non-GAAP)* B/D 0.44% 0.67% 0.60% 0.77% 0.99%

Forward-looking statements The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors" of Regions' Annual Report on Form 10-K for the year ended December 31, 2013 and the caption “Forward-Looking Statements” of Regions’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the Securities and Exchange Commission. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time. •Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reduction of economic growth. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook. • Possible changes in market interest rates. • Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments. • Our ability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner. • Changes in laws and regulations affecting our businesses, including changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies. • Our ability to obtain regulatory approval (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or issue or redeem preferred stock or other regulatory capital instruments. • Our ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms. • The costs and other effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries is a party. • Any adverse change to our ability to collect interchange fees in a profitable manner, whether such change is the result of regulation, legislation or other governmental action. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our business, including operational risk and credit risk. • The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks. •The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage. • Our ability to keep pace with technological changes. • Our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft. • Possible downgrades in our credit ratings or outlook. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally. • The effects of the failure of any component of our business infrastructure which is provided by a third party. • Our ability to receive dividends from our subsidiaries. • Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. This presentation may include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward- looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below: 18

19